UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2004

TRESTLE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology Dr., Suite 105 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 673-1907

Item 5. – OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 18, 2004, Trestle Holdings, Inc. retained Synthetica, LTD under a consulting contract for the period commencing May 18, 2004 through July 15, 2004.  Under this consulting agreement, Synthetica LTD shall assist the Company in developing its corporate strategy and advising the Company on its operations and the production, distribution, sales and marketing of its products and services.   The services provided to the Company by Synthetica LTD shall be performed by Maurizio Vecchione and Barry Hall.

In addition, Maurizio Vecchione and Barry Hall have entered into employment agreements with the Company, which are conditional upon a successful financing of the Company of at least $3 million by July 15, 2004.

Item 7. – FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements.

Not applicable.

(b)           Pro Forma Financial Information

Not applicable

(c)           Exhibits

99.1      Consulting agreement with Synthetica.

99.2      Employment contract with Maurizio Vecchione.

99.3      Option agreement with Maurizio Vecchione.

99.4      Employment contract with Barry Hall.

99.5      Option agreement with Barry Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

May 19, 2004	/s/ GARY FREEMAN
Gary Freeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Consulting agreement with Synthetica.

99.2	Employment contract with Maurizio Vecchione.

99.3	Option agreement with Maurizio Vecchione.

99.4	Employment contract with Barry Hall.

99.5	Option agreement with Barry Hall.